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                                  EXHIBIT 23.3

                               CONSENT OF COUNSEL


TO CAPITAL ALLIANCE INCOME TRUST,
A REAL ESTATE INVESTMENT TRUST (the "Company")

         We hereby consent to the use in this amended Registration Statement on Form S-11, and any amendments or supplements thereto of our draft form of opinion in connection with certain matters of Delaware law arising out of the Company's proposed issuance of 1,500,000 Shares of its $.01 par value common stock, to any reference to our firm included in or made a part of the Registration Statement in that context. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




                                               /s/ Ashby & Geddes
                                               --------------------------------
                                               ASHBY & GEDDES

Wilmington, Delaware


April 8, 1997



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